UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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NxSTAGE MEDICAL, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NxSTAGE MEDICAL, INC.
439 South Union Street, 5th Floor
Lawrence, Massachusetts 01843

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 30, 2006

To our stockholders:

We invite you to our 2006 Annual Meeting of Stockholders, or Annual Meeting, which will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Tuesday, May 30, 2006 at 10:00 a.m., local time. At the meeting, stockholders will consider and act upon the following matters:

1. The election of seven members to our Board of Directors, each director to serve for a term ending on the date of our 2007 Annual Meeting of Stockholders, or until each such director’s earlier death, resignation or removal;

2. The ratification of the selection by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the 2006 fiscal year; and

3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 3, 2006, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Our stock transfer books will remain open for the purchase and sale of our common stock.

By Order of the Board of Directors,

WINIFRED L. SWAN
Secretary

Lawrence, Massachusetts
April 28, 2006

NxSTAGE MEDICAL, INC.
439 South Union Street, 5th Floor
Lawrence, Massachusetts 01843

Proxy Statement for the 2006 Annual Meeting of Stockholders
To Be Held on May 30, 2006

This Proxy Statement contains information about the 2006 Annual Meeting of Stockholders, or Annual Meeting, of NxStage Medical, Inc., including postponements and adjournments of the meeting. We are holding the meeting at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on Tuesday, May 30, 2006 at 10:00 a.m., local time.

In this Proxy Statement, we refer to NxStage Medical, Inc. as “NxStage,” “we” and “us.”

We are sending you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

We are mailing our Annual Report to Stockholders for the year ended December 31, 2005 with these proxy materials on or about April 28, 2006.

You can find our Annual Report on Form 10-K for the year ended December 31, 2005 on our website at www.nxstage.com or through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a printed copy of our Annual Report on Form 10-K, free of charge, from us by sending a written request to: Investor Relations, NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Who can vote at the Annual Meeting?

A.	To be able to vote, you must have been a stockholder of record at the close of business on April 3, 2006, the record date for our Annual Meeting. The number of outstanding shares entitled to vote at the meeting is 21,184,287 shares of our common stock.

If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the Annual Meeting.

Q.	What are the voting rights of the holders of common stock?

A.	Each outstanding share of our common stock will be entitled to one vote on each matter considered at the Annual Meeting.

Q.	How do I vote?

A.	If you are a record holder, meaning your shares are registered in your name, you may vote:

(1) Over the Internet:  Go to the website of our tabulator, Computershare Investor Services, at www.computershare.com/expressvote. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2) By Telephone:  Call 1-800-652-VOTE (8683) toll free from the U.S. and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3) By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Computershare Investor Services. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

(4) In Person at the Meeting: If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you may vote:

(1) Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2) By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3) In Person at the Meeting:  Contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the meeting. You will not be able to vote in person at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q.	Can I change my vote?

A.	Yes. You may revoke your proxy and change your vote at any time before the meeting. To do so, you must do one of the following:

(1) Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

(2) Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.

(3) Attend the meeting, request that your proxy be revoked and vote in person as instructed above. Attending the meeting will not revoke your proxy unless you specifically request it.

Q.	Will my shares be voted if I don’t return my proxy?

A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or voting by ballot at the meeting. If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not return your proxy. Brokerage firms can vote customers’ unvoted shares on routine matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. Your brokerage firm cannot vote your shares on any matter that is not considered routine.

Proposal 1, the election of directors, and Proposal 2, ratification of the selection of our independent registered public accounting firm, are both considered routine matters. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this Proxy Statement.

Q.	How many shares must be present to hold the meeting?

A.	A majority of our outstanding shares of our common stock must be present at the meeting to hold the meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone or by completing and submitting a proxy or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or does not vote on one or more of the matters to be voted upon.

If a quorum is not present, we expect to adjourn the meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?

A.	Proposal 1 — Election of Directors

The nominees for directors to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 1. You may:

• vote FOR any or all of the nominees; or

• WITHHOLD your vote from any or all of the nominees.

Votes that are withheld will not be included in the vote tally for the election of the directors and will not affect the results of the vote.

Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the voting on the proposal.

Although stockholder approval of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP.

Q.	Are there other matters to be voted on at the meeting?

A.	We do not know of any other matters that may come before the meeting other than the election of directors and the ratification of the selection of our independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?

A.	We will report the voting results in our Quarterly Report on Form 10-Q for the second quarter ending June 30, 2006, which we expect to file with the Securities and Exchange Commission in July or August 2006.

Q.	What are the costs of soliciting these proxies?

A.	We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. In addition, we have retained Georgeson Shareholder to solicit proxies by mail, courier, telephone and facsimile and to request brokers, custodians and fiduciaries to forward proxy soliciting materials to the owners of the stock held in their names. For these services, we will pay an aggregate fee of approximately $1,500. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 1, 2006, or such earlier date as indicated below, with respect to the beneficial ownership of our common stock by:

•	each person whom we know beneficially owns more than 5% of the outstanding shares of our common stock;

•	each of our current directors and nominees for director;

•	each of our executive officers named in the Summary Compensation Table below under the heading “Compensation of Executive Officers”; and

•	all of our directors and executive officers as a group.

The number of shares of our common stock owned by each person is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after February 1, 2006 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, the address for each person is to the care of NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843.

	Shares of
	Common		Percentage
	Stock Beneficially		of Common
Name and Address	Owned		Stock Outstanding

5% Stockholders(1)
Credit Suisse (Sprout Entities)	5,765,773	(2)	27.2%
Eleven Madison Avenue
New York, NY 10010
Atlas Venture	2,598,922	(3)	12.3%
890 Winter Street, Suite 320
Waltham, MA 02451
Federated Investors, Inc.	2,000,000	(4)	9.4%
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222
Healthcare Investment Partners Holdings, LLC	1,276,112	(5)	6.0%
4900 West Dry Creek Road
Healdsburg, CA 95448
Directors
Jeffrey H. Burbank	806,996	(6)	3.8%
Philippe O. Chambon	5,492,534	(6)(7)	25.9%
Daniel A. Giannini	15,000	(6)	*
Reid S. Perper	1,288,112	(6)(8)	6.1%
Jean-Francois Formela	2,610,922	(6)(9)	12.3%
Peter P. Phildius	71,555	(6)	*
David S. Utterberg	1,989,528	(6)(1)	9.4%
Craig W. Moore	30,791	(6)	*
Other Named Executive Officers
David N. Gill	20,000	(6)	*
Winifred L. Swan	87,939	(6)	*
Philip R. Licari	208,962	(6)	1.0%
Joseph E. Turk, Jr.	183,099	(6)	*
All directors and executive officers as a group (12 persons)	12,805,438	(10)	60.4%

*	Represents holdings of less than one percent.

(1)	This information is taken from a Schedule 13G filed on January 25, 2006 and is as of December 31, 2005. David S. Utterberg reports sole voting power and sole dispositive power as to 1,989,528 shares of our common stock, including 13,497 shares of common stock which Mr. Utterberg has the right to acquire within 60 days of February 1, 2006 upon exercise of outstanding stock options. Mr. Utterberg is also a member of our Board of Directors and is included in this table under the heading “Directors.”

(2)	This information is taken from a Schedule 13D filed on December 16, 2005 by Credit Suisse jointly with its affiliates, the Sprout Entities, and is as of October 27, 2005. As of December 16, 2005, the Sprout Entities may be deemed to beneficially own an aggregate of 5,765,773 shares of common stock, consisting of (i) 1,941,301 shares of common stock held directly by Sprout Capital IX, L.P., (ii) 2,046,353 shares of common stock and warrants for the purchase of 61,681 shares of common stock held directly by Sprout Capital VIII, L.P., (iii) 830,437 shares of common stock held directly by Sprout Capital VII, L.P., (iv) 9,666 shares of common stock held directly by Sprout CEO Fund, L.P., (v) 7,648 shares of common stock held directly by Sprout Entrepreneurs Fund, L.P., (vi) 112,061 shares of common stock held directly by Sprout IX Plan Investors, L.P., (vii) 47,203 shares of common stock held directly by Sprout Plan Investors, L.P., (viii) 122,817 shares of common stock and warrants to purchase 3,700 shares of common stock held directly by Sprout Venture Capital, L.P., (ix) 130,532 shares of common stock and warrants to purchase 4,948 shares of common stock held directly by DLJ ESC II, L.P., (x) 174,641 shares of common stock and warrants to purchase 204 shares of common stock held directly by DLJ Capital Corporation and (xi) 272,581 shares of common stock held directly by CSFB Fund Co-Investment Program, L.P. The members of the Sprout entities investment committee, including Philippe Chambon, share voting and dispositive control over the shares referenced in this footnote. Mr. Chambon disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interest therein.

(3)	This information is taken from a Schedule 13G filed on February 8, 2006 by Atlas Venture jointly with its affiliates and is as of December 31, 2005. Consists of (i) 1,502,723 shares of common stock held by Atlas Venture Fund V, L.P., (ii) 373,324 shares of common stock held by Atlas Venture Fund V-A C.V., (iii) 25,011 shares of common stock held by Atlas Venture Entrepreneurs’ Fund V, L.P., (iv) 672,804 shares of common stock held by Atlas Venture Fund III, L.P., (v) 14,625 shares of common stock held by Atlas Venture Entrepreneurs’ Fund III, L.P. and (vi) 10,435 shares of common stock subject to outstanding warrants which expire in May 2006. As general partner of certain of the foregoing funds, and by virtue of the such funds’ relationship as affiliated limited partnerships, each of Atlas Venture Associates III, L.P., or AVA III LP, and Atlas Venture Associates V, L.P., or AVA V LP, may also be deemed to beneficially own the foregoing shares of common stock. As the general partner of AVA III LP and AVA V LP, respectively, Atlas Venture Associates III, Inc., or AVA III Inc., and Atlas Venture Associates V, Inc., or AVA V Inc., may also be deemed to beneficially own the foregoing shares. AVA III LP, AVA V LP, AVA III Inc. and AVA V Inc. disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein. In their capacities as directors of AVA III Inc. and AVA V Inc. each of Messrs. Axel Bichara, Jean-Francois Formela and Christopher Spray may be deemed to beneficially own the shares. Each of Messrs. Bichara, Formela and Spray disclaim beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(4)	This information is taken from a Schedule 13G filed on February 14, 2006 by Federated Investors, Inc. and is as of December 31, 2005. Federated Investors, Inc. reports sole voting power and sole dispositive power as to all 2,000,000 shares.

(5)	This information is taken from a Schedule 13G filed on February 14, 2006 by Healthcare Investment Partners Holdings, LLC and its affiliates, is as of December 31, 2005 and consists of 1,276,112 shares of common stock held by Healthcare Investment Partners Holdings, LLC. The Managing Directors of Healthcare Investment Partners Holdings, LLC, Reid Perper, Henry Wendt and Edward Brown, share voting and dispositive control over the shares referenced in this footnote. Each of Messrs. Perper, Wendt and Brown disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interest therein.

(6)	The number of shares of our common stock that each person is deemed to beneficially own includes the number of shares of our common stock which such person has the right to acquire within 60 days after February 1, 2006 upon exercise of outstanding stock options as set forth opposite his or her name below and for which we have no existing repurchase right:

Number
Name	of Shares

Jeffrey H. Burbank	314,669
Philippe O. Chambon	12,000
Daniel A. Giannini	15,000
Reid S. Perper	12,000
Jean-Francois Formela	12,000
Peter P. Phildius	67,913
David S. Utterberg	13,497
Craig W. Moore	30,791
David N. Gill	20,000
Winifred L. Swan	75,509
Philip R. Licari	208,962
Joseph E. Turk, Jr.	81,804

(7)	Consists of shares held by the Sprout Entities. Dr. Chambon disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in such shares.

(8)	Consists of shares held by Healthcare Investment Partners Holdings LLC, of which Mr. Perper is a Managing Director. Mr. Perper disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in such shares.

(9)	Consists of shares held by Atlas Ventures, of which Dr. Formela is a Senior Partner. Dr. Formela disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares.

(10)	Includes an aggregate of 864,145 shares of our common stock which all executive officers and directors have the right to acquire within 60 days after February 1, 2006 upon exercise of outstanding stock options. In addition, includes 80,968 shares of common stock subject to outstanding warrants which expire in May 2006.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members, each serving one-year terms. We are proposing the election of seven members at the Annual Meeting. Dr. Jean-Francois Formela has declined to stand for re-election to our Board of Directors due to his other business obligations, and his term of office as a director will not continue after the Annual Meeting. Our Nominating and Corporate Governance Committee has not yet identified a replacement to fill the vacancy created by Dr. Formela’s decision not to stand for re-election. The vacancy will be filled by the vote of our Board of Directors following the Annual Meeting after a suitable candidate is identified. Our bylaws provide that any vacancies in our Board of Directors and newly created directorships may be filled only by our Board of Directors and the authorized number of directors may be changed only by our Board of Directors.

The persons named in the enclosed proxy will vote to elect as directors each of Jeffrey H. Burbank, Philippe O. Chambon, Daniel A. Giannini, Craig W. Moore, Reid S. Perper, Peter P. Phildius and David S. Utterberg, unless you indicate on your proxy that your shares should be withheld from one or more of these nominees. All nominees are currently members of our Board of Directors.

If elected, nominees will hold office until our annual meeting of stockholders in 2007 and until their successors are duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of our common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

Below are the names, ages and certain other information of each member of the Board of Directors. Information with respect to the number of shares of our common stock beneficially owned by each director, directly or indirectly, as of February 1, 2006 appears above under the heading “Stock Ownership of Certain Beneficial Owners and Management.”

Director Nominees

Jeffrey H. Burbank, age 43, has been our President and Chief Executive Officer and a director of NxStage since 1999. Prior to joining NxStage, Mr. Burbank was a founder and the Chief Executive Officer of Vasca, Inc., a medical device company that developed and marketed a blood access device for dialysis patients; he is currently a director of Vasca. Mr. Burbank is on the Board of the National Kidney Foundation. He holds a B.S. from Lehigh University.

Philippe O. Chambon, M.D., Ph.D., age 48, has served as a director of NxStage since 1998 and has been Chairman of our Board of Directors since December 2004. Since 1995, Dr. Chambon has been a General Partner and Managing Director of the Sprout Group, an institutional venture capital firm. From 1993 to 1995, he was employed as a manager in the healthcare practice of The Boston Consulting Group. He is a director of Auxilium Pharmaceuticals, Inc. and PharSight Corporation, as well as several private companies. Dr. Chambon received an M.D. and Ph.D. from the University of Paris and an M.B.A. from Columbia University.

Daniel A. Giannini, age 56, has served as a director of NxStage since October 2005. Mr. Giannini is currently an executive advisor at the Advanced Technology Development Center of the Georgia Institute of Technology. He retired in June 2005 after a more than 30-year career as a Certified Public Accountant with PricewaterhouseCoopers LLP. For the most recent five years, Mr. Giannini served as an audit partner with PricewaterhouseCoopers LLP and led its Atlanta office’s Technology, Information, Communications and Entertainment practice. Mr. Giannini received a B.S. degree in Business Administration from LaSalle University.

Craig W. Moore, age 61, has served as a director of NxStage since 2002. From 1997 to 2001, Mr. Moore was chairman of the board and chief executive officer at Everest Healthcare Services Corporation, a provider of dialysis to patients with renal failure. Since 2001, Mr. Moore has acted as a consultant to various companies in the healthcare services industry. From 1986 through 2001, Mr. Moore was President of Continental Health Care, Ltd., an extracorporeal services and supply company and, from 1990 through 2004, he was President of New York Dialysis Management, a dialysis management business. He is a director of Bio-logic Systems Corporation.

Reid S. Perper, age 46, has served as a director of NxStage since September 2005. Since January 2004, Mr. Perper has been a Managing Director of Healthcare Investment Partners LLC. From November 2000 through June 2003, Mr. Perper was a Managing Director and Co-Head of Europe for CSFB Private Equity. Prior to joining CSFB, Mr. Perper was a Managing Director of DLJ Merchant Banking Partners. Mr. Perper joined Donaldson, Lufkin & Jenrette in 1988.

Peter P. Phildius, age 76, has served as a director of NxStage since 1998 and served as Chairman of our Board of Directors from 1998 until December 2004. Since 1986, Mr. Phildius has been the Chairman and Chief Executive Officer of Avitar, Inc., which develops, manufactures and markets products for the oral fluid diagnostic and clinical testing markets, as well as customized polyurethane applications used in wound dressings. Since 1985, Mr. Phildius has been a partner in PKS Consulting Services. Mr. Phildius also previously served as the President and Chief Operating Officer of National Medical Care, Inc. (now Fresenius Medical Care) and Vice President and President of the Parenteral, Artificial Organs and Fenwal Divisions of Baxter Laboratories, the predecessor of Baxter Healthcare Corp.

David S. Utterberg, age 59, has served as a director of NxStage since 1998. Since 1981, Mr. Utterberg has been the Chief Executive Officer, President and sole stockholder of Medisystems Corporation, which is a primary supplier of the disposable cartridges used with our NxStage System One product, and since 1996, he has been the President and sole stockholder of DSU Medical Corporation. Medisystems Corporation is a designer, manufacturer and supplier of disposable medical devices for the extracorporeal blood therapy market and DSU Medical Corporation holds and licenses over 90 U.S. and foreign patents and other intellectual property in medical technology focused on extracorporeal therapy devices. Mr. Utterberg is also a director of Vasca, Inc.

CORPORATE GOVERNANCE

General

Our Board of Directors believes that good corporate governance is important to ensure that NxStage is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available on our website at www.nxstage.com, and our Audit Committee Charter is appended to this Proxy Statement in Appendix A. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of NxStage and our stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide that:

•	the principal responsibility of the directors is to oversee the management of NxStage;

•	a majority of the members of our Board shall be independent directors;

•	independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

•	at least annually our Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Messrs. Giannini, Perper, Phildius and Moore or Dr. Chambon has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and our Board of Directors.

In considering whether to recommend any candidate for inclusion in the Board of Directors’ slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee applies the criteria that are set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Winifred L. Swan, Senior Vice President and General Counsel, NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or our Board of Directors, by following the procedures set forth under the heading “Stockholder Proposals for the 2007 Annual Meeting.”

Board Meetings and Attendance

Our Board of Directors met five times, either in person or by teleconference, during the fiscal year ended December 31, 2005, or fiscal 2005. During fiscal 2005, each of our directors attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he then served, other than Jean-Francois Formela, who attended two of the five meetings of the full Board of Directors during fiscal 2005.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting. We completed our initial public offering in October 2005 and, thus, this Annual Meeting will be the first held by us as a public company.

Board Committees

Our Board of Directors has established three standing committees — Audit, Compensation and Nominating and Corporate Governance — each of which operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted on the Corporate Governance section of our website, www.nxstage.com. In addition, a copy of the Audit Committee Charter as in effect on the date of this Proxy Statement is provided in Appendix A.

The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal controls over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	reviewing and approving all related party transactions;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 13 of this Proxy Statement).

The members of the Audit Committee are Messrs. Giannini (Chair), Moore and Perper. The Board of Directors has determined that Mr. Giannini is an audit committee financial expert as defined in Item 401(h) of Regulation S-K under the Exchange Act. The Audit Committee met four times during fiscal 2005.

Compensation Committee

Our Compensation Committee, among other things, provides recommendations to the Board of Directors regarding our compensation programs, and has the following principal duties:

•	determining the compensation of our Chief Executive Officer;

•	reviewing and approving, or making recommendations to our Board of Directors with respect to the compensation of our other executive officers;

•	overseeing an evaluation of our executive officers, including the Chief Executive Officer;

•	reviewing and making recommendations to the Board of Directors with respect to management succession planning;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board with respect to director compensation; and

•	preparing the compensation committee report required by SEC rules (which is included on page 23 of this Proxy Statement.)

The members of the Compensation Committee are Messrs. Moore (Chair) and Phildius and Dr. Chambon. The Compensation Committee met three times during fiscal 2005.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee has the following principal responsibilities:

•	identifying individuals qualified to become Board members;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board of Directors corporate governance principles; and

•	overseeing evaluations of the Board of Directors.

The members of the Nominating and Corporate Governance Committee are currently Mr. Phildius (Chair) and Drs. Formela and Chambon; however, following the Annual Meeting Dr. Formela will no longer serve on the Nominating and Corporate Governance Committee. The members of the Nominating and Corporate

Governance Committee met informally and discussed matters relating to governance and the nominating process but did not hold formal meetings during fiscal 2005.

Communicating with the Independent Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Dr. Chambon, the Chairman of our Board of Directors, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors.

Under procedures approved by a majority of the independent directors, communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of our Board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we may in the future receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Winifred L. Swan, Esq., Senior Vice President and General Counsel, NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. We have posted a copy of the code on our website, www.nxstage.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Stock Market listing standards concerning any amendments to, or waivers of, our code.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of NxStage’s accounting and reporting processes and the audits of NxStage’s consolidated financial statements. The Audit Committee is composed of three members and acts under a written charter first adopted and approved on September 7, 2005. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A and is also available on NxStage’s website (www.nxstage.com). The Audit Committee Charter governs the operations of the Audit Committee.

The Audit Committee has reviewed NxStage’s audited financial statements for the fiscal year ended December 31, 2005 and has discussed these financial statements with NxStage’s management and independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, Ernst & Young LLP, NxStage’s independent registered public accounting firm, various communications that NxStage’s independent registered public accounting firm is required to provide to the Audit Committee under Statement on Auditing Standards No. 61 (as amended) (Communication with Audit Committees), other standards of the Public Company Accounting Oversight Board, the rules and regulations of the Securities and Exchange Commission, and other applicable regulations.

NxStage’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent registered public accounting firm the matters discussed in this letter, including their provision of tax and other non-audit related services, and their independence from NxStage.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to NxStage’s Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for NxStage Medical, Inc. for the year ended December 31, 2005.

By the Audit Committee of the Board of Directors

Daniel A. Giannini, Committee Chair
Craig W. Moore
Reid S. Perper

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	Fiscal 2005	Fiscal 2004

Audit Fees(1)	$652,600	$150,000
Audit-Related Fees(2)	21,400	—
Tax Fees(3)	75,000	60,000
All Other Fees(4)	3,000	—

Total Fees	$752,000	$210,000

(1)	The audit fees for fiscal 2005 consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly report on Form 10-Q, other professional services provided in connection with statutory and regulatory filings or engagements and fees in an aggregate amount of $437,600 for services relating to our initial public offering. The audit fees for 2004 consisted of fees for the audit of our consolidated financial statements.

(2)	Audit-related fees for fiscal 2005 consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our consolidated financial statements and which are not reported under “Audit Fees.”

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of federal and state tax returns and quarterly estimated tax payments, accounted for $55,000 of the total tax fees billed in fiscal 2005 and $35,000 of the total tax fees billed in Fiscal 2004. Tax advice services related to the incorporation of our subsidiary in Germany.

(4)	Other fees for 2005 consist of fees for using the on-line accounting research tools of Ernst & Young LLP.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specific audit-related services to be provided by our independent registered public accounting firm. At the time of such pre-approval, the type of services to be provided and the fees relating to those services, are detailed.

Before the commencement of any audit, tax or other services, our management obtains an engagement letter from our independent registered public accounting firm that is signed by both our Chief Financial Officer and the Chairperson of the Audit Committee. Our Chief Financial Officer has the ability, without obtaining prior Audit Committee approval, to engage our independent registered public accounting firm to perform general pre-approved services on projects, up to a maximum of $25,000 per single project, and

$50,000 annually. The Audit Committee reviews with management all services provided by our independent registered public accounting firm, whether the services were pre-approved or not, and all related fees charged on a quarterly and annual basis.

Compensation for Directors

Under our current non-employee director compensation policy, our non-employee directors receive:

•	a $15,000 annual retainer for their service as directors, to be paid quarterly in advance;

•	$2,500 for each Board meeting attended by the director in person, $1,000 for each Board meeting attended by telephone and $1,000 for each committee meeting attended where the committee meeting is scheduled on a date other than a Board meeting;

•	if he or she is a member of the Audit Committee, an additional annual retainer of $6,000 (or $10,000 for the Audit Committee Chair), to be paid quarterly in advance;

•	if he or she is a member of any committee other than the Audit Committee, an additional annual retainer of $4,000 for each other committee, to be paid quarterly in advance;

•	expense reimbursement for attending Board of Directors and committee meetings; and

•	on the date of our annual meeting of stockholders at which a non-employee director is elected, a fully vested stock option to purchase 14,000 shares of our common stock with an exercise price equal to the then fair market value of our common stock, as determined by the closing price of our common stock on the date of the annual meeting. For a director elected or otherwise appointed to the Board of Directors on a date other than the date of an annual meeting of stockholders, such director will receive a fully vested stock option to purchase 14,000 shares of our common stock pro-rated for the period between the date he or she is first elected to the Board and May 31 of the year in which such director is elected or appointed to our Board of Directors.

No director shall receive more than $50,000 in any calendar year for Board fees, without the prior approval of the Compensation Committee.

In March 2006, our Board of Directors amended our non-employee director compensation policy so that directors may elect to receive shares of our common stock in lieu of the cash compensation described above. A director must make his or her election to receive equity in lieu of cash compensation on the date of the annual meeting of stockholders at which such director is elected. A director’s election to receive equity in lieu of cash compensation will apply to all cash compensation to be paid after the date of the election and will remain in effect until the next annual meeting of stockholders. If a non-employee director elects to receive equity in lieu of cash, we will issue the director shares of our common stock on the last business day of each calendar quarter in an amount equal to the quotient of the total cash consideration due as of the last business day of each calendar quarter and the closing price of our common stock on the last trading day of that quarter.

During fiscal 2005, in addition to cash compensation received pursuant to our non-employee director compensation policy, we granted each of Messrs. Moore, Perper, Phildius and Utterberg and Drs. Chambon and Formela, a stock option to purchase 12,000 shares of our common stock, and we granted Mr. Giannini a stock option to purchase 15,000 shares of our common stock. Each of these stock options were fully vested at the time of grant and have a per share exercise price of $12.59, the fair market value of our common stock as determined by the closing price of our common stock on the date of grant.

We do not compensate directors who are also employees for their services as directors.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Information

The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three years of our Chief Executive Officer and our four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in fiscal 2005.

Summary Compensation Table

						Long-Term
						Compensation
						Awards
	Annual Compensation					Number of
					Other Annual	Shares	All Other
					Compensation	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		($)(1)	Stock Options	($)(2)

Jeffrey H. Burbank	2005	$277,962	$22,129	(3)	$2,400	219,360	$8,545
President and Chief	2004	269,100	—		174,301	44,603	8,545
Executive Officer	2003	260,000	—		52,406	36,560	8,545
David N. Gill(4)	2005	107,498	27,150		24,977	228,392	3,801
Senior Vice President,	2004	—	—		—	—	—
Chief Financial Officer	2003	—	—		—	—	—
Philip R. Licari	2005	225,000	20,609		840	—	8,000
Senior Vice President,	2004	41,827	10,457		285,920	208,962	—
Chief Operating Officer	2003	—	—		—	—	—
Winifred L. Swan	2005	203,000	18,603		855	47,528	8,000
Senior Vice President,	2004	196,650	—		1,200	6,997	7,914
General Counsel	2003	190,000	—		1,200	7,494	7,604
Joseph E. Turk, Jr.	2005	217,350	—	(5)	3,000	51,184	8,000
Senior Vice President,	2004	217,350	—		240,825	13,986	8,000
Commercial Operations	2003	210,000	—		250	14,989	8,000
Christopher G. Manos(6)	2005	120,750	—		148,880	1,828	8,000
Former Chief Financial	2004	201,825	—		480	11,255	8,000
Officer	2003	195,000	—		40	—	7,802

(1)	Consists of: (i) an annual stipend paid to each executive for cellular telephone service of up to $3,000 per executive, (ii) $23,877 reimbursement of relocation expenses paid to Mr. Gill, (iii) severance payments of $148,600 paid to Mr. Manos in 2005 in connection with his resignation from NxStage, (iv) $171,901, $52,206, and $237,825 of loan forgiveness to Mr. Burbank in 2004 and 2003, and to Mr. Turk in 2004, respectively, and (v) the intrinsic value of a stock option grant issued below fair market value to Mr. Licari in 2004.

(2)	Consists of our matching contributions under our 401(k) plan.

(3)	Mr. Burbank earned a 2005 bonus of $46,052, of which $23,923 was not paid to Mr. Burbank pursuant to a Board action requiring that bonuses earned between 2004 and 2006 be offset against a portion of the tax gross-up paid to Mr. Burbank in connection with the forgiveness of all of his indebtedness to NxStage in 2004.

(4)	Mr. Gill commenced employment with NxStage as our Chief Financial Officer in July 2005, and the salary disclosed in the table above represents the pro-rated amount of Mr. Gill’s annual base salary for fiscal 2005.

(5)	Mr. Turk earned a 2005 bonus of $28,151, none of which was paid to Mr. Turk pursuant to a Board action requiring that bonuses earned between 2004 and 2006 be offset against a portion of the tax gross-up paid to Mr. Turk in connection with the forgiveness of all of his indebtedness to NxStage in 2004.

(6)	Mr. Manos resigned his employment with NxStage as our Chief Financial Officer in July 2005, and the salary disclosed in the table above represents the pro-rated amount of Mr. Manos’ annual base salary for fiscal 2005. In addition, as noted above in footnote number one, Mr. Manos received severance payments of $148,600 during 2005 in connection with his resignation.

Stock Option Grants in Fiscal 2005

We granted the following stock options to our named executive officers during the fiscal year ended December 31, 2005:

	Individual Grants
		Percent of			Potential Realizable
	Number of	Total			Value at Assumed Annual
	Securities	Options			Rates of Stock Price
	Underlying	Granted to	Exercise		Appreciation for Option
	Options	Employees	Price	Expiration	Term(3)
Name	Granted(1)	in Fiscal Year	($/Share)(2)	Date	5% ($)	10% ($)

Jeffrey H. Burbank	73,120	6.0%	$6.84	1/20/2015	314,447	796,871
	146,240	12.0%	$8.55	9/15/2012	786,118	1,992,178
David N. Gill	208,392	17.1%	$8.55	7/8/2015	896,175	2,271,083
	20,000	1.7%	$12.59	12/8/2012	158,356	401,304
Philip R. Licari	—	—	—	—	—	—
Winifred L. Swan	10,968	0.9%	$6.84	1/20/2015	47,167	119,531
	36,560	3.0%	$8.55	9/15/2012	196,530	498,045
Joseph E. Turk, Jr.	29,248	2.4%	$6.84	1/20/2015	125,779	318,748
	21,936	1.8%	$8.55	9/15/2012	117,918	298,827
Christopher G. Manos	7,312	0.6%	$6.84	1/20/2015	7,861	19,922

(1)	Represents stock options granted pursuant to our 1999 Stock Option and Grant Plan and our 2005 Stock Incentive Plan, which options have terms of 10 years and seven years, respectively. The options granted to named executive officers in 2005 vest as to 25% of the underlying shares of common stock on the first anniversary of the date of grant and as to the remainder in 36 equal monthly installments beginning the month after the first anniversary of the date of grant, with the following exceptions:

(i)	The stock option to purchase 146,240 shares of common stock granted to Mr. Burbank vests as to 20% of the underlying shares on the first anniversary of the date of grant and as to the remainder in 48 equal monthly installments beginning the month after the first anniversary of the date of grant, and

(ii)	The stock option to purchase 20,000 shares of common stock granted to Mr. Gill was fully vested on the date of grant.

(2)	The exercise price was determined to be equal to the fair market value of our common stock on the date of grant.

(3)	Potential realizable value is based on an assumption that the market price of our common stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the option’s contractual term. These values are calculated based on rules promulgated by the SEC and do not reflect any estimate or projection of the future prices of our common stock. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder’s continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises During Fiscal 2005 and Fiscal Year-End Option Values Table

The following table sets forth certain information regarding the exercise of stock options during fiscal 2005 and the number and value of unexercised stock options held as of December 31, 2005 by our named executive officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares	Value	Underlying Unexercised		In-The-Money
	Acquired on	Realized	Options at Year-End (#)		Options at Year-End ($)(3)
Name	Exercise (#)	($)(1)	Exercisable(2)	Unexercisable	Exercisable	Unexercisable

Jeffrey H. Burbank	—	—	314,669	146,240	2,302,106	499,030
David N. Gill	—	—	228,392	—	711,118	—
Winifred L. Swan	—	—	75,509	36,560	589,916	124,758
Philip R. Licari	—	—	208,962	—	1,641,847	—
Joseph E. Turk, Jr.	—	—	81,804	21,936	548,619	74,855
Christopher G. Manos(4)	73,120	325,000	130,809	—	1,007,394	—

(1)	Value represents the difference between the exercise price per share of common stock and the fair market value per share of our common stock on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)	All stock options granted by us prior to January 21, 2005 were fully exercisable on the date of grant, and upon exercise, became subject to a repurchase right in favor of NxStage, which repurchase right expired upon the closing of our initial public offering. Mr. Gill’s July 8, 2005 stock option grant of 208,392 shares also includes an early exercise provision, however our repurchase right did not expire upon the closing of our initial public offering.

(3)	These values are based on the closing sales price of our common stock as reported by the Nasdaq National Market on December 30, 2005 ($11.96), the last trading day of fiscal 2005, less the applicable option exercise price.

(4)	Pursuant to the terms of Mr. Manos’ employment agreement and applicable option agreements, the exercisable portion of Mr. Manos’ options, 130,809 shares, cease to be exercisable on May 1, 2006. In connection with Mr. Manos’ resignation, he forfeited 61,757 options.

Employment Agreements

In October 2005, we entered into employment agreements with each of our named executive officers. Each agreement superceded existing agreements with these executive officers. The terms of the employment agreements are set forth below.

Jeffrey H. Burbank.  Pursuant to the terms of his employment agreement, Mr. Burbank is entitled to receive an annual base salary of $290,000. During 2005, we paid Mr. Burbank an annual base salary of $277,962, and approved an aggregate cash bonus of $46,052, $23,923 of which was not paid to Mr. Burbank pursuant to a Board action requiring that bonuses earned between 2004 and 2006 be offset against a portion of the tax gross-up paid to Mr. Burbank in connection with the forgiveness of all of his indebtedness to NxStage in 2004. Effective March 16, 2006, our Compensation Committee approved an increase in Mr. Burbank’s annual base salary to $298,700. If, before a change in control of NxStage, as defined in the agreement, we terminate Mr. Burbank’s employment without cause or he resigns for good reason, each as defined in the agreement, then Mr. Burbank will be entitled to receive:

•	severance payments in an amount equal to his then-current base salary, which will be paid over the 12 months following termination of his employment;

•	continued medical coverage during the 12 months following termination of his employment; and

•	continued vesting during the 12 months following termination of his employment in all stock options and stock awards he holds at the time his employment is terminated as if he continued to be employed during such period, and, except as described below, will have up to 90 days following the expiration of such period to exercise such options.

If, following a change in control, (i) we terminate Mr. Burbank’s employment, or (ii) we had terminated Mr. Burbank’s employment at any time three months prior to announcement of the change in control and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Mr. Burbank resigns for good reason within 12 months following a change in control, then he will be entitled to:

•	receive a lump sum severance payment equal to two times his then-current base salary and two times the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year;

•	continue to receive medical coverage during the 24 months following termination of his employment; and

•	full vesting and acceleration of stock options and stock awards he holds at the time his employment is terminated and a period of 90 days to exercise such stock options.

David N. Gill.  Pursuant to the terms of his employment agreement, Mr. Gill is entitled to receive an annual base salary of $225,000. During 2005, we paid Mr. Gill an annual base salary of $107,498, which reflects the pro-rated amount of his salary from the commencement of his employment in July 2005 through December 31, 2005, and an aggregate cash bonus of $27,150. Effective March 16, 2006, our Compensation Committee approved an increase in Mr. Gill’s annual base salary to $250,000. If, before a change in control of NxStage, as defined in the agreement, we terminate Mr. Gill’s employment without cause or he resigns for good reason, each as defined in the agreement, (i) prior to October 8, 2006, Mr. Gill’s stock options granted on July 8, 2005 will vest and become exercisable to the extent necessary such that 50% of such stock options will be fully exercisable as of the end of his nine-month severance period and (ii) Mr. Gill will have up to 180 days from the end of his nine-month severance period to exercise such stock options. In addition, in the event of such termination of his employment, Mr. Gill will be entitled to receive:

•	severance payments in an amount equal to 0.75 times his then-current base salary, which will be paid over the nine months following termination of his employment;

•	continue to receive medical coverage during the nine months following termination of his employment; and

•	continued vesting during the nine months following termination of his employment in all stock options and stock awards he holds at the time his employment is terminated as if he continued to be employed during such period, and, except as set forth below, will have up to 180 days following the expiration of such period to exercise such stock options.

If, following a change in control, (i) we terminate Mr. Gill’s employment, or (ii) we had terminated Mr. Gill’s employment at any time three months prior to announcement of the change in control and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Mr. Gill resigns for good reason within 12 months following a change in control, then he will be entitled to:

•	receive a lump sum severance payment equal to 1.5 times his then-current base salary and 1.5 times the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year;

•	continue to receive medical coverage during the 18 months following termination of his employment; and

•	full vesting and acceleration of stock options and stock awards on the date of the change in control and up to 180 days to exercise such stock options from the date his employment is terminated.

Philip R. Licari.  Pursuant to the terms of his employment agreement, Mr. Licari is entitled to receive an annual base salary of $225,000. During 2005, we paid Mr. Licari an annual base salary of $225,000, and a cash bonus of $20,609. Effective March 16, 2006, our Compensation Committee approved an increase in Mr. Licari’s annual base salary to $231,750. If, before a change in control of NxStage, as defined in the agreement, we terminate Mr. Licari’s employment without cause or he resigns for good reason, each as defined in the agreement, then Mr. Licari will be entitled to receive:

•	severance payments in an amount equal to 0.5 times his then-current base salary, which will be paid over the six months following termination of his employment;

•	continued medical coverage during the six months following termination of his employment; and

•	continued vesting during the six months following termination of his employment in all stock options and stock awards he holds at the time his employment is terminated as if he continued to be employed during such period, and, except as described below, will have up to 90 days following the expiration of such period to exercise such options.

If, following a change in control, (i) we terminate Mr. Licari’s employment, or (ii) we had terminated Mr. Licari’s employment at any time three months prior to announcement of the change in control and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Mr. Licari resigns for good reason within 12 months following a change in control, then he will be entitled to:

•	receive a lump sum severance payment equal to his then-current base salary and the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year;

•	continued medical coverage during the 12 months following termination of his employment; and

•	full vesting and acceleration of stock options and stock awards he holds at the time his employment is terminated and a period of 90 days to exercise such stock options.

Joseph E. Turk.  Pursuant to the terms of his employment agreement, Mr. Turk is entitled to receive an annual base salary of $217,350. During 2005, we paid Mr. Turk an annual base salary of $217,350 and approved an aggregate bonus of $28,151, none of which was paid to Mr. Turk pursuant to a Board action requiring that bonuses earned between 2004 and 2006 be offset against a portion of the tax gross-up paid to Mr. Turk in connection with the forgiveness of all of Mr. Turk’s indebtedness to NxStage in 2004. Effective March 16, 2006, our Compensation Committee approved an increase in Mr. Turk’s annual base salary to $223,870. If, before a change in control of NxStage, as defined in the agreement, we terminate Mr. Turk’s employment without cause or he resigns for good reason, each as defined in the agreement, then Mr. Turk will be entitled to receive:

•	severance payments in an amount equal to 0.5 times his then-current base salary, which will be paid over the six months following termination of his employment;

•	continued medical coverage during the six months following termination of his employment; and

•	continued vesting during the six months following termination of his employment in all stock options and stock awards he holds at the time his employment is terminated as if he continued to be employed during such period, and, except as described below, will have up to 90 days following the expiration of such period to exercise such options.

If, following a change in control, (i) we terminate Mr. Turk’s employment, or (ii) we had terminated Mr. Turks employment at any time three months prior to announcement of the change in control and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Mr. Turk resigns for good reason within 12 months following a change in control, then he will be entitled to:

•	receive a lump sum severance payment equal to his then-current base salary and the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year;

•	continue to receive medical coverage during the 12 months following termination of his employment; and

•	full vesting and acceleration of stock options and stock awards he holds at the time his employment is terminated and a period of 90 days to exercise such stock options.

Winifred L Swan.  Pursuant to the terms of her employment agreement, Ms. Swan is entitled to receive an annual base salary of $203,000. During 2005, we paid Ms. Swan an annual base salary of $203,000, and an aggregate cash bonus of $18,603. Effective March 16, 2006, our Compensation Committee approved an increase in Ms. Swan’s annual base salary to $210,000. If, before a change in control of NxStage, as defined in the agreement, we terminate Ms. Swan’s employment without cause or she resigns for good reason, each as defined in the agreement, then Ms. Swan will be entitled to receive:

•	severance payments in an amount equal to 0.5 times her then-current base salary, which will be paid over the six months following termination of her employment;

•	continued medical coverage during the six months following termination of her employment; and

•	continued vesting during the six months following termination of her employment in all stock options and stock awards she holds at the time her employment is terminated as if she continued to be employed during such period, and, except as described below, will have up to 90 days following the expiration of such period to exercise such options.

If, following a change in control, (i) we terminate Ms. Swan’s employment, or (ii) we had terminated Ms. Swan’s employment at any time three months prior to announcement of the change in control and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Ms. Swan resigns for good reason within 12 months following a change in control, then she will be entitled to:

•	receive a lump sum severance payment equal to 1.25 times her then-current base salary and 1.25 times the greater of her annual bonus for the fiscal year preceding her termination or her target bonus for the then-current fiscal year;

•	continue to receive medical coverage during the 15 months following termination of her employment; and

•	full vesting and acceleration of stock options and stock awards she holds at the time her employment is terminated and a period of 90 days to exercise such stock options.

In addition to the terms set forth above, the executive officers’ employment agreements also provide that each executive officer is entitled to:

•	participate in short-term and long-term incentive programs, which incentive compensation will be subject to the terms of the applicable plans and paid on the basis of the executive officer’s individual performance, as determined by our Board of Directors or Compensation Committee.

•	receive retirement and welfare benefits that we make available from time to time to our senior level executives;

•	receive a gross-up amount on benefits received under this agreement to compensate for excise taxes and associated penalties imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

Each of Messrs. Burbank, Gill, Licari, Manos, Turk and Ms. Swan have signed agreements providing for the protection of our confidential information and the transfer of ownership rights to intellectual property developed by such executive officer while he or she was employed by us. If the executive officer fails to comply with the provisions of the proprietary information agreement between NxStage and the executive officer, the payments and benefits described above will cease. If the executive officer terminates employment with NxStage voluntarily, other than for good reason, if we terminate the executive officer’s employment as a result of physical or mental disability or for cause, each as defined in the agreement, or if the executive officer dies, the executive officer will receive compensation and benefits through the last day of employment.

Christopher G. Manos.  We entered into an employment agreement with Mr. Manos, our former Senior Vice President, Finance, Chief Financial Officer and Treasurer, dated November 1, 2002. Pursuant to this agreement, Mr. Manos received an annual base salary subject to annual increases upon review by our President and Chief Executive Officer. For fiscal year 2005, Mr. Manos’ salary was $207,000. Beginning in 2003, Mr. Manos became eligible to receive a bonus of up to 20% of his then-current salary at the discretion of our Board of Directors, based on his achievement of certain objectives and NxStage’s overall performance. Pursuant to the agreement, we granted Mr. Manos a stock option, exercisable at any time during his employment and within ten years after the grant, to purchase an aggregate of 234,886 shares of our common stock at a price of $4.10 per share. The terms of the option are governed by an option agreement between NxStage and Mr. Manos.

Mr. Manos resigned as Chief Financial Officer in July 2005. Pursuant to his employment agreement and option agreements with NxStage, Mr. Manos received six months salary continuation and a lump sum bonus payment equivalent to three months of continuation of his base salary, less applicable state and federal taxes. Pursuant to these agreements, Mr. Manos’ options expire on May 1, 2006.

Each of Messrs. Burbank, Gill, Licari, Manos and Turk and Ms. Swan have signed agreements providing for the protection of our confidential information and the transfer of ownership rights to intellectual property developed by such executive officer while he or she was employed by us.

Securities Authorized for Issuance Under Our Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2005:

Equity Compensation Plan Information

Number of
Securities
Remaining
Available for
	Number of		Future Issuance
	Securities to be		Under Equity
	Issued Upon	Weighted-Average	Compensation
	Exercise of	Exercise Price of	Plans, Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in
Plan Category	and Rights(1)	and Rights	Column (a)(1)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,855,607	$6.31	767,001

(1)	Includes information regarding the following stockholder-approved equity compensation plans: (i) 2005 stock incentive plan and (ii) 2005 employee stock purchase plan. The number of shares available for grant under the 2005 Stock Incentive Plan will be increased annually beginning in 2007 by the least of (i) 600,000 shares, (ii) 3% of the then outstanding shares of our common stock or (iii) a number determined by the Board of Directors.

Report of the Compensation Committee

The Compensation Committee determines the compensation of the Company’s executive officers and oversees our executive compensation programs. The Compensation Committee operates under a charter that can be found on our website at www.nxstage.com. This report of the Compensation Committee addresses our compensation policies for 2005 as they affected Mr. Burbank, our President and Chief Executive Officer, and our other executive officers.

Compensation Philosophy

Our executive compensation philosophy is to pay executives performance-oriented compensation determined by reference to the market in which we compete for talent. Executive compensation is determined by NxStage’s performance as well as the individual executive’s contribution to that performance. Our compensation programs are designed to attract, retain and reward executives who can help us achieve our business objectives, incentivize executives to provide long-term growth opportunities for our stockholders and align executives’ long-term interests with those of our stockholders.

Our executive officers are principally compensated through base salary, performance-based annual bonuses and periodic equity incentive grants. This three-part compensation approach enables us to keep executive compensation competitive while ensuring that executive officers are appropriately incentivized to deliver short-term results while creating sustainable long-term stockholder value. The Compensation Committee has chosen to put a substantial portion of each executive’s pay at risk contingent upon the achievement of objectives pre-determined by the Committee.

In evaluating and establishing rates of base salary, bonus and incentive pay, the Compensation Committee has periodically sought the assistance of external compensation consultants who, among other things, have assembled information concerning compensation levels and philosophies adopted by comparable companies. In 2005, we engaged an external compensation consultant to assess our executive compensation relative to other companies, including companies in our peer group. We set our fiscal 2005 executive compensation levels and targets giving due consideration to these comparisons and the size and complexity of our business.

This Committee has reviewed the elements of the compensation of our Chief Executive Officer and other executive officers, including salary, bonus, and incentive compensation, and the terms of executive employment agreements, including severance and change of control benefits. Based on this review and in light of all of the circumstances, this Committee has determined the Chief Executive Officer’s and our other executive officers’ total compensation to be reasonable.

Executive Base Salary for 2005

We base the salaries paid to our executive officers (other than the Chief Executive Officer) upon the recommendations of the Chief Executive Officer presented to this Committee for approval or modification. In general, the Compensation Committee sets base salaries at levels consistent with the average rate paid for equivalent positions by our competitors. In addition, this Committee considers each executive’s current and prior year salary and the executive’s actual performance compared to the goals and objectives established for the executive at the beginning of the year. To remain competitive in the industry and to acknowledge individual officers’ contributions and objectives, the Committee approved competitive base salary increases for executive officers for 2005, as recommended by the Chief Executive Officer.

Performance-Based Annual Bonus for 2005

We paid a performance-based annual bonus to our executive officers for the first time in 2005. Our 2005 Bonus Plan sought to provide pay for performance by linking bonus awards to both corporate and individual performance. Rewards were weighted heavily towards the achievement of corporate objectives pre-set by the Committee, based on the Committee’s belief that a principal function of executive personnel is to increase overall stockholder value. The Compensation Committee measured corporate achievement on an annual basis against revenue goals. The Compensation Committee measured individual achievement for an executive officer by comparing the actual performance of the executive to the goals and objectives established for the executive at the beginning of the year.

Long-Term Incentive Grants in 2005

The Company’s stock option award program is intended to attract, retain and motivate key employees for the long-term. Options are typically granted at fair market value as of the date of grant and vest over a period of four years. They are exercisable until the seventh to tenth anniversary of the date of grant or until the expiration of various limited time periods following termination of employment. During 2005, we granted stock options to purchase an aggregate of 553,776 shares of our common stock to executive officers. All stock options granted to executive officers during 2005 were granted at fair market value as of the date of grant.

Compensation of our Chief Executive Officer for 2005

Mr. Burbank is a founder of NxStage and has been our President and Chief Executive Officer since 1999. Mr. Burbank is eligible to participate in the same executive compensation plans available to our other executive officers. Mr. Burbank’s salary was $277,962 for fiscal 2005 and $269,100 for the fiscal year ended December 31, 2004. Mr. Burbank was awarded a bonus of $46,052 in February 2006 for his performance in 2005. Additionally, Mr. Burbank was awarded options to purchase 219,360 shares of NxStage common stock in 2005, all of which were granted at fair market value as of the date of grant. In determining Mr. Burbank’s compensation, the Compensation Committee considered a number of factors, including competitive compensation information and NxStage’s performance in 2005 versus the goals and objectives established for the year.

Compliance with Section 162(m) of the Code

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under our equity incentive plans will be treated as qualified performance-based compensation under Section 162(m).

By the Compensation Committee of the Board
of Directors of NxStage

Philippe O. Chambon
Peter P. Phildius
Craig W. Moore, Committee Chair

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Phildius and Moore and Dr. Chambon. No member of the Compensation Committee was at any time during 2005, or formerly, an officer or employee of ours or any subsidiary of ours, nor has any member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

No executive officer of NxStage has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

Comparative Stock Performance Graph

The comparative stock performance graph below compares the cumulative stockholder return on our common stock for the period from the first day that our common stock was publicly traded, October 27, 2005, through February 28, 2006 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies), which we refer to as the Nasdaq Composite Index, and (ii) the Nasdaq Medical Equipment Index. This graph assumes the investment of $100 on October 27, 2005 in our common stock, the Nasdaq Composite Index and the Nasdaq Medical Equipment Index and assumes all dividends are reinvested. Measurement points are the last trading days of each of the months ended October 31, 2005, November 30, 2005, December 31, 2005, January 31, 2006 and February 28, 2006.

	10/27/05	10/31/05	11/30/05	12/31/05	1/31/06	2/28/06
NxStage Medical, Inc.	$100.00	$113.50	$133.50	$119.60	$123.00	$141.40
Nasdaq Composite Index	100.00	97.71	105.21	105.38	109.33	107.80
Nasdaq Medical Equipment Index	100.00	97.69	102.67	103.09	111.99	105.85

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Medisystems Corporation

Medisystems Corporation is our primary supplier of the disposable cartridges used with our NxStage System One and our only supplier of cartridge subassemblies. The chief executive officer and sole stockholder of Medisystems, David S. Utterberg, is a member of our Board of Directors and owns approximately 9.4% of our outstanding common stock. We purchased approximately $896,000 of products during fiscal 2005 from Medisystems. We are currently negotiating a long-term supply agreement with Medisystems covering components, subassemblies and completed cartridges, and are hopeful that we will be able to complete our negotiations and enter into a definitive agreement with Medisystems in the near term. We believe that our purchases from Medisystems have been on terms no less favorable to us than could be obtained from unaffiliated third parties.

Registration Rights

The following directors, officers and holders of more than five percent of our voting securities and their affiliates have been granted registration rights with respect to shares of our common stock:

Name	Number of Shares

Sprout Entities(1)	5,526,102
Atlas Venture(2)	2,532,320
David S. Utterberg	1,944,274
Healthcare Investment Partners Holdings LLC(3)	1,224,357
Jeffrey H. Burbank	331,887

(1)	Philippe Chambon, M.D., Ph.D., a member of our Board of Directors, is a general partner of Sprout Group.

(2)	Jean-Francois Formela, M.D., a member of our Board of Directors, is a Senior Partner of Atlas Venture.

(3)	Reid S. Perper, a member of our Board of Directors, is a Managing Director of Healthcare Investment Partners LLC.

Compensation Paid to Directors and Executive Officers

Please see discussion under the heading “Compensation for Directors” and the heading “Compensation for Executive Officers.”

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Our Audit Committee has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Although stockholder approval of the selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at our Annual Meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

The Board of Directors believes that the selection of Ernst & Young LLP as our independent registered public accounting firm is in our best interests and the best interests of our stockholders and therefore recommends a vote FOR this proposal.

OTHER MATTERS

Delivery of Security Holder Documents

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address: 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843, Attention: Investor Relations. If you want to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during 2005 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

Stockholder Proposals for the 2007 Annual Meeting

Proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received by us at our principal office in Lawrence, Massachusetts not later than December 29, 2006 for inclusion in the proxy statement for that meeting.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement in accordance with Rule 14a-8. The required notice must be in writing and received by our Corporate Secretary, Winifred L. Swan, at our principal offices not later than 90 days nor more than 120 days prior to the first anniversary of our 2006 Annual Meeting of Stockholders. However, if the 2007 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2006 Annual Meeting of Stockholders, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the date on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Our bylaws also specify requirements relating to the content of the notice which stockholders must provide, including a stockholder nomination for election to the Board of Directors, to be properly presented at the 2007 Annual Meeting of Stockholders.

Appendix A

NxSTAGE MEDICAL, INC.
AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

This charter governs the operations of the Audit Committee.

Although the Committee has the powers and responsibilities set forth in this charter, the role of the Committee is oversight.

B.	Structure and Membership

1. Number.  Except as otherwise permitted by applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board.

2. Independence.  Except as otherwise permitted by applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ Stock Market Rule 4200, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3. Financial Literacy.  Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”)), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4. Chair.  Unless the Board elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5. Compensation.  The compensation of Audit Committee members shall be as determined by the Board. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or a committee of the Board.

6. Term.  The members of the Audit Committee shall serve for one-year terms or until their successors are duly appointed, subject to their earlier resignation, retirement or removal by the Board.

7. Selection and Removal.  The Board, upon the recommendation of the Nominating and Corporate Governance Committee, shall appoint members of the Audit Committee. The Board may remove members of the Audit Committee from such Committee, with or without cause.

8. Other Audit Committee Memberships.  Generally, no member of the Audit Committee may serve on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee members to serve on the Audit Committee.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1. Selection.  The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2. Independence.  The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3. Compensation.  The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4. Preapproval of Services.  The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis nonaudit services may instead be approved in accordance with applicable SEC rules and the Company’s pre-approval policies and procedures. The Company’s preapproval policies and procedures shall be set forth in the Audit Committee Policy Statement “Pre-Approval Policies and Procedures for Audit and Non-Audit Services.”

5. Oversight.  The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as the Committee determines appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	the annual audit scope plan, including any significant changes required in the plan during the course of the audit;

•	critical accounting policies and practices;

•	alternative disclosures or treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures or treatments, and the disclosure or treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

In connection with its oversight role, the Audit Committee should also review with the independent auditors, from time to time as the Committee determines appropriate:

•	significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the company’s financial statements;

•	recently disclosed problems with respect to the quality, accuracy or fairness of presentation of the financial statements of companies similarly situated to the company and recommended actions which might be taken to prevent or mitigate the risk of problems at the company arising from such matters;

•	any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise);

•	any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the company and management responses thereto (focus should include adequacy of the company’s controls, including computer systems controls and security);

•	accounting for unusual transactions;

•	adjustments arising from audits that could have a significant impact on the Company’s financial reporting process; and

•	any recent SEC comments on the Company’s SEC reports, including in particular any unresolved or future compliance comments.

Audited Financial Statements

6. Review and Discussion.  The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7. Recommendation to Board Regarding Financial Statements.  The Audit Committee shall consider whether it will recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8. Audit Committee Report.  The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9. Independent Auditor Review of Interim Financial Statements.  The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

10. Earnings Release and Other Financial Information.  The Audit Committee shall discuss generally the type and presentation of information to be disclosed in the Company’s earnings press releases, as well as other financial information and earnings guidance provided by the Company.

11. Quarterly Financial Statements.  The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

12. Oversight.  The Audit Committee shall

•	coordinate the Board’s oversight of the Company’s internal control over Financial reporting, disclosure controls and procedures and code of conduct;

•	receive and review the reports of the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) required by Rule 13a-14 of the Exchange Act;

•	review the reports on internal accounting controls contemplated by Sections 103 and 404 of the Sarbanes-Oxley Act;

•	obtain reports from management, the Company’s senior internal auditing executive, if any, and the independent auditor that the Company is in conformity with applicable legal requirements regarding financial controls and procedures and the Company’s code of conduct;

•	review reports and disclosures of insider and affiliated party transactions; discuss with the Company’s General Counsel, and, where appropriate, outside counsel, legal matters that may have a material impact on the financial statements or the Company’s compliance policies; and

•	review any unusual accounting issues that the Company intends to discuss with the SEC’s accounting staff prior to when management contacts the SEC.

13. Procedures for Complaints.  The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters or violations of the Company’s Code of Business Conduct and Ethics, any Company policy or any applicable law, rule or regulation; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or violations of the Company’s Code of Business Conduct and Ethics, any Company policy or any applicable law, rule or regulation .

14. Internal Audit Function.  The Audit Committee shall oversee the Board’s oversight of the performance of the Company’s internal audit function.

15. Hiring Policies.  The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

16. Evaluation of Financial Management.  The Audit Committee shall coordinate, in conjunction with the Compensation Committee, the evaluation of the Company’s Chief Financial Officer.

17. Related-Party Transactions.  The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions shall be approved by the Audit Committee.

18. Additional Powers.  The Audit Committee shall have such other duties as may be delegated from time to time by the Board.

D.	Procedures and Administration

1. Meetings.  The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor, (ii) Company management, and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

Any member of the Audit Committee may call a meeting of the Committee.

2. Subcommittees.  The Audit Committee may form and delegate authority to one or more subcommittees, as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member).

3. Reports to Board.  The Audit Committee shall report regularly to the Board.

4. Charter.  At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5. Independent Advisors.  The Audit Committee is authorized to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6. Investigations.  The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate.

7. Funding.  The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8. Rules of Procedure.  The Audit Committee shall fix its own rules of procedure, which shall be consistent with the Amended and Restated By-laws of the Company and this charter.

9. Counsel of Directors, Officer or Employees.  The Audit Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Audit Committee, attend any meeting to provide such information as the Audit Committee requests.

10. Annual Self-Evaluation.  At least annually, the Audit Committee shall evaluate its own performance.

Annual Meeting Proxy Card	C0123456789	12345

Reduce paper flow to your home and help the environment, too. If you have access to the Internet, we encourage you to consider receiving NxStage’s future Annual Reports and Proxy Statements in electronic format rather than in printed form. To sign up for electronic delivery service, go to our transfer agent’s website at http://www.econsent.com/nxtm at any time and follow instructions. If you vote by Internet, you can also sign up for electronic delivery service at the same time. Act Now!

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
Unless marked otherwise, this voting instruction and proxy card will be voted FOR Proposals 1 and 2.
A	Election of Director

1.	The Board of Directors recommends a vote FOR the listed nominees.
01 - Jeffrey H. Burbank, 02 - Philippe O. Chambon, M.D., Ph.D., 03 - Daniel A. Giannini, 04 - Craig W. Moore,
05 - Reid S. Perper, 06 - Peter P. Phildius, 07 - David S. Utterberg

☐	To Vote FOR All Nominees	☐	To WITHHOLD Vote From All Nominees	01 - ☐ 02 - ☐ 03 - ☐ 04 - ☐

☐	For All Except -	To withhold a vote for a specific nominee, mark this box with an X and the appropriately numbered box at the right.	05 - ☐ 06 - ☐ 07 - ☐
B	Issues
The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.	☐	☐	☐

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

☐	Please mark this box if you have made comments below.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

☐☐/☐☐/☐☐☐☐

■	0 0 8 4 7 0 1	1 U P X	C O Y	+

Proxy - NxStage Medical, Inc.

ANNUAL MEETING OF STOCKHOLDERS
10:00 A.M. TUESDAY, MAY 30, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) David N. Gill and Winifred L. Swan, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2006 Annual Meeting of Stockholders of NxStage Medical, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBER 2.
UNLESS YOU INTEND TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

ELECTION TO OBTAIN PROXY MATERIALS ELECTRONICALLY INSTEAD OF BY MAIL
NxStage Medical, Inc. shareholders may elect to receive the Company’s future annual reports and proxy statements and to vote their shares through the Internet instead of receiving copies through the mail. NxStage is offering this service to provide added convenience to its shareholders and to reduce annual report printing and mailing costs.
To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet World Wide Web. Costs normally associated with electronic access, such as usage and telephone charges, will be bourne by the shareholder.
To elect this option, go to website http://www.econsent.com/nxtm. Shareholders who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the Internet.
If you consent to receive the Company’s future proxy materials electronically, your consent will remain in effect unless it is withdrawn by revoking your consent at www.econsent.com/nxtm. Also, if while this consent is in effect you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail our Transfer Agent, at: 1-781-575-3100; P.O. Box 43010, Providence, RI 02940-3010; http://www.computershare.com/equiserve.
YOU MAY ACCESS THE NxSTAGE MEDICAL, INC. ANNUAL REPORT AND PROXY STATEMENT AT:
http://www.nxstage.com
Telephone and Internet Voting Instructions
You can vote by telephone or Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE	•	Mark, sign and date the proxy card.

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.	•	Return the proxy card in the postage-paid envelope provided.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on May 29, 2006.
THANK YOU FOR VOTING